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                                                                    Exhibit 23.2

                        Consent Of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of CSX Corporation for the registration of $800,000,000 of securities and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of Conrail Inc. and subsidiaries included in CSX Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP                                 /s/ KPMG LLP
Richmond, Virginia                                    Norfolk, Virginia
January 25, 2001                                      January 25, 2001